SIXTH LEASE AMENDMENT

THIS SIXTH LEASE AMENDMENT (the "Amendment") is executed as of the 9th day of August, 2011, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and INTERACTIVE INTELLIGENCE, INC., an Indiana corporation ("Tenant”).

WHEREAS, Landlord (f/k/a Duke-Weeks Realty Limited Partnership) and Tenant entered into a certain Office Lease Agreement dated April1, 2001, as amended by instruments dated September 19,

2001, December 13, 2002, June 19, 2007 (the "Third Amendment"), April 30, 2008 (the "Fourth Amendment"), and October 22, 2008 (collectively, the "Lease"), whereby Tenant leases from Landlord certain premises consisting of (i) approximately 120,000 rentable square feet of space (the "Original Premises") located in an office building commonly known as Woodland Corporate Park V, 7601

Interactive Way, Indianapolis, Indiana 46278, (ii) approximately 39,951 rentable square feet of space (the

"First Takedown Space"), (iii) approximately 22,930 rentable square feet of space (the "Second Takedown Space"), (iv) approximately 16,762 rentable square feet of space (the "Third Takedown Space") and approximately 258 rentable square feet of space (the "Second Additional Space") for a total of approximately 79,901 rentable square feet of space located in an office building commonly known as Woodland Corporate Park VI, 7635 Interactive Way, Indianapolis, Indiana 46278 (collectively, the "Woodland VI Space").  The Original Premises and the Woodland VI Space shall hereinafter together be referred to as the "Current Premises"; and

WHEREAS, Landlord and Tenant desire to expand the Current Premises by approximately 8,931 rentable square feet of space (the "Third Additional Space"); and

WHEREAS, Landlord and Tenant desire to expand the Current Premises and Third Additional Space by approximately (i) 12,700 rentable square feet of space (the "Woodland I First Takedown Space"); (ii) 16,755 rentable square feet of space (the "Woodland I Second Takedown Space"); and (iii)

27,407 rentable square feet of space (the "Woodland I Third Takedown Space") located in an office building commonly known as Woodland Corporate Park I, located at 7602 Woodland Drive,

Indianapolis, Indiana 46278 ("Woodland I"). The Current Premises, Third Additional Space, Woodland I First Takedown Space, Woodland I Second Takedown Space and Woodland I Third Takedown Space shall hereinafter collectively be referred to as the "Leased Premises".

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

1. Incorporation of Recitals. The above recitals are hereby incorporated into this

Amendment as if fully set forth herein.

2. Amendment of Article 1.  Lease of Premises.  Commencing December 1, 2011, Section

1.01, Subsections A, B, C, D, E, I and N of the Lease are hereby deleted in their entirety and the following is substituted in lieu thereof:

ALeased Premises:  (depicted on  Sixth Amended Exhibit A attached hereto and incorporated  herein by reference, on which the Original Premises, Additional Space and Second Additional Space (as such terms are defined in the Fourth Amendment)  are striped, the Third Additional Space containing  approximately  8,931 rentable square feet located in Woodland VI (the "Third Additional Space"), the first takedown space containing approximately 12,700 rentable square feet (the "Woodland I First Takedown Space"), the second takedown space containing approximately 16,755 rentable square feet (the "Woodland I Second Takedown Space") and the third takedown space containing approximately  27,407 rentable square feet (the "Woodland I Third Takedown Space") are cross-hatched  and labeled):  Building Addresses:  Woodland Corporate Park V ("Woodland  V"), 7601

Interactive Way, Indianapolis,  Indiana 46278; Woodland Corporate Park VI ("Woodland  VI"), 7635

Interactive Way, Suites 120, 300 and 400, Indianapolis,  Indiana 46278; and Woodland Corporate Park I ("Woodland  1"), 7602 Woodland Drive, Suite 120, Indianapolis, Indiana 46278 (the buildings known as Woodland V, Woodland VI, and Woodland I shall hereinafter be collectively  referred to as the "Building", unless otherwise specifically provided in this Amendment).  Woodland Vis located on the land identified  as the Woodland V Land" on Third Amended Exhibit A-1 attached hereto and incorporated  herein by reference, Woodland  VI is located on the land identified as the "Woodland VI Land" on  Third Amended  Exhibit A-1, and Woodland I is located on the land identified as the "Woodland I Land" on  Third Amended  Exhibit A-1.   Unless otherwise specified  herein, the term "Land" as used herein shall refer to the Woodland V Land, the Woodland VI Land, and the Woodland I Land collectively.

B.Rentable Area:  the Leased Premises shall consist of (i) approximately  120,000 rentable square feet in Woodland  V; (ii) approximately  88,832 rentable square feet in Woodland VI; (iii)  approximately  12,700 rentable square feet in Woodland I; (iv) commencing August 1, 2012, an additional approximately  16,755 rentable square feet in Woodland I; and (iv) commencing August 1, 2013, an additional approximately 27,407 rentable square feet in Woodland I (thereafter,  creating an aggregate total of approximately  56,862 rentable square feet in Woodland I).

For purposes  of this Lease, the Building Owners and Managers Association  International ("BOMA") Standard  Method for Measuring Floor Area In Office Buildings American National Standard ANSI-Z65.1-1996  approved June 7, 1996 by American National Standards  Institute, Inc. ("BOMA Standards")  shall be utilized to determine the useable area of the Third Additional Space, the Woodland I  First Takedown  Space, Woodland  I Second Takedown Space, and Woodland I Third Takedown Space. The Rentable Area shall include the area within the Third Additional Space, the Woodland I First Takedown Space, Woodland  I Second Takedown Space, and Woodland I Third Takedown Space, plus a  pro rata portion of the area covered by the common areas within Woodland VI, and Woodland I, as applicable, as reasonably  determined  by Landlord prior to Tenant's occupancy of the appropriate Third Additional Space, Woodland I First Takedown Space, Woodland I Second Takedown Space, and Woodland I Third Takedown  Space.  Landlord's determination  of Rentable Area in the manner provided herein shall be deemed correct for all purposes hereunder; provided, however, Tenant or Landlord shall have the right, at any time prior to the commencement  date for the applicable  Third Additional Space, Woodland I First Takedown  Space, Woodland I Second Takedown Space, and Woodland I Third Takedown Space for Tenant to be able to measure all of the Third Additional Space, Woodland I  First Takedown  Space, Woodland  I Second Takedown Space, and Woodland I Third Takedown Space in accordance with BOMA Standards  and Landlord has notified Tenant in writing of the same, to have the applicable Third Additional  Space, Woodland I First Takedown Space, Woodland I Second Takedown Space, and Woodland I Third Takedown  Space measured  by Tenant's architect or, if such measurement is requested by Landlord,  by Landlord's architect (which measurement Tenant's architect or Landlord's architect, as applicable,  shall certify has been made in accordance with BOMA Standards) and, in the event of a disparity with the rentable square footage originally estimated in the first sentence of this

2

Section l.OlB (the "Originally Estimated Area"), either (a) Landlord and Tenant shall mutually agree on the Rentable Area of the applicable Third Additional Space, Woodland I First Takedown Space, Woodland I Second Takedown Space, and Woodland I Third Takedown Space, or (b) Landlord and.  Tenant shall agree to have the applicable Third Additional Space, the Woodland I First Takedown Space, Woodland I Second Takedown Space, and Woodland I Third Takedown Space measured by an independent architect (in accordance with BOMA standards) mutually agreed upon by Landlord and Tenant, in which event Landlord and Tenant agree to abide by such certified remeasurement. If the rentable square footage of the applicable Third Additional Space, Woodland I First Takedown Space, Woodland I Second Takedown Space, and Woodland I Third Takedown Space, as measured by said independent architect, is one thousand (1,000) feet or more smaller than the Originally Estimated Area, then the costs of said independent architect shall be borne by Landlord, otherwise said costs shall be borne by Tenant.  Upon determination of the actual Rentable Area of the applicable Third Additional Space, Woodland I First Takedown Space, Woodland I Second Takedown Space, and Woodland I Third Takedown Space, the Minimum Annual Rent and all other rents payable by Tenant hereunder shall be adjusted to reflect the actual square footage.

C. Building Expense Percentage:
Woodland V - 100%;
Woodland VI- 57.24%;
Woodland I - 16.45%
Commencing August 1, 2012-38.16% Commencing August 1, 2013-73.67%

D. Minimum Annual Rent:
Original Premises:
December 1, 2011 -November 30, 2012	December 1, 2011 -November 30, 2012
December 1, 2012- March 31, 2013	December 1, 2012- March 31, 2013
April1, 2013- March 31, 2018	April1, 2013- March 31, 2018
Additional Space and Second Additional Space:
December 1, 2011- November 30, 2012	December 1, 2011- November 30, 2012
December 1, 2012- February 28, 2013	December 1, 2012- February 28, 2013
March 1, 2013- May 31, 2013	March 1, 2013- May 31, 2013
June 1, 2013- May 31, 2017	June 1, 2013- May 31, 2017
June 1, 2017- March 31, 2018	June 1, 2017- March 31, 2018
Third Additional Space:

December 1, 2011- March 31, 2012	$
April1, 2012- March 31, 2013	$176,655.24 per year
April1, 2013- March 31, 2018	$205,234.44 per year

Woodland I First Takedown Space:
December 1, 2011- May 31, 2012	$
June 1, 2012- March 31, 2013	$195,791.70 (10 months)
April 1, 2013- March 31, 2018	$247,650.00 per year

Woodland I Second Takedown Space:
August 1, 2012- January 31, 2013	$
February 1, 2013- January 31, 2014	$309,967.56 per year
February 1, 2014- May 31, 2014	$103,322.52 (4 months)
June 1, 2014- May 31,2017	$326,722.56 per year

June 1, 2017- March 31, 2018	$272,268.80 (10 months)

Woodland I Third Takedown Space:
August 1, 2013- January 31, 2014	$
February 1, 2014- May 31, 2014	$169,009.84 (4 months)
June 1, 2014- May 31, 2017	$534,436.56 per year
June 1, 2017- March 31, 2018	$445,363.80 (10 months)

E. Monthly Rental Installments:
Original Premises:
December 1, 2011- March 31, 2013	$191,000.00 per month
April 1, 2013 -March 31, 2018	$226,000.00 per month
Additional Space and Second Additional Space:
December 1, 2011- February 28, 2013	$131,278.21 per month
March 1, 2013- May 31, 2013	$131,278.21 per month
June 1, 2013- May 31,2017	$152,516.35 per month
June 1, 2017- March 31, 2018	$152,516.35 per month

Third Additional Space:

December 1, 2011- March 31,2012	$
April 1, 2012- March 31, 2013	$14,721.27 per month
April1, 2013- March 31, 2018	$17,102.87 per month

Woodland I First Takedown Space:
December 1, 2011- May 31, 2012	$
June 1, 2012- March 31, 2013	$19,579.17 per month
April1, 2013- March 31, 2018	$20,637.50 per month

Woodland I Second Takedown Space:
August 1, 2012- January 31, 2013	$
February 1, 2013- May 31, 2014	$25,830.63 per month
June 1, 2014- March 31, 2018	$27,226.88 per month

Woodland I Third Takedown Space:
August 1, 2013- January 31, 2014	$
February 1, 2014- May 31, 2014	$42,252.46 per month
June 1, 2014- March 31, 2018	$44,536.38 per month

I.Broker:  Meridian Real Estate, LLC representing Tenant. N.Landlord's Share of Operating Expenses:

Woodland  V- $3.75 per rentable square foot of the Original Premises;

Woodland  VI- $4.73 per rentable square foot of the Additional Space and Second

Additional Space;

Woodland  VI- $7.36 per rentable square foot of the Third Additional Space; provided, however, Tenant acknowledges  that Landlord's Share of Operating Expenses shall be

$0.00 per rentable square foot of the Third Additional Space from December 1, 2011 through March 31, 2012;

Woodland I- $7.91 per rentable square foot of the Woodland I First Takedown Space, Woodland  I Second Takedown Space and Woodland I Third Takedown Space; provided, however, Tenant acknowledges  that Landlord's Share of Operating Expense shall be

$0.00 per rentable square foot of each takedown space for the first twelve (12) months of occupancy  of each takedown space.

3. Amendment  of Section 2.02.  Construction of Tenant Improvements.  Section 2.02 of the

Lease is hereby amended by incorporating  the following:

"Landlord shall construct and install all leasehold improvements to the Third Additional

Space in accordance  with  Exhibit B-8 attached hereto and made a part hereof.

In addition, Landlord shall construct in a good and workmanlike manner certain improvements in the Woodland  I First Takedown Space, Woodland I Second Takedown Space and Woodland I Third Takedown Space to be mutually agreed upon by both Landlord and Tenant in amounts not to exceed (i) One Hundred Sixty-Three  Thousand Eight Hundred Thirty and 00/100 Dollars ($163,830.00) ("First Takedown Space Allowance"), (ii) One Hundred Ninety-nine Thousand  Seven Hundred Nineteen and 60/100 Dollars ($199,719.60)  ("Second Takedown Space Allowance"), and (iii) Two Hundred Seventy-one Thousand Eight Hundred Seventy-seven  Thousand  and 44/100 Dollars ($271,877.44) ("Third Takedown Space Allowance"), respectively. Tenant hereby agrees that all costs for tenant finish improvements in excess of the applicable  allowances shall be paid by Tenant  to Landlord within thirty (30) days from receipt of Landlord's invoice.  Landlord and Tenant agree that all work on the tenant finish improvements shall be performed  by Duke Construction Limited Partnership or a subsidiary  or affiliate of Landlord ("Duke") which shall receive a construction  management fee as Landlord's construction  manager or general contractor.  In addition, Landlord shall provide Tenant with a space plan allowance  equal to (i) One Thousand Two Hundred Seventy and 00/100 Dollars

($1,270.00)  for the Woodland  I First Takedown Space; (ii) One Thousand Six Hundred Seventy

five and 50/100 Dollars ($1,675.50)  for the Woodland  I Second Takedown Space; and (iii) Two  Thousand  Seven Hundred Forty and 70/100 Dollars ($2,740.70) for the Woodland  I Third

Takedown  Space.

Landlord hereby agrees that Tenant shall have the right to occupy (i) the Woodland I Second Takedown Space on June 1, 2012; and (ii) the Woodland I Third Takedown  Space on June 1, 2013 in order to install fixtures and otherwise prepare the applicable space for occupancy, which right shall expressly exclude making any structural modifications.   During any entry prior to August 1, 2012 or August 1, 2013, respectively, (a) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent or any operating expenses for the Woodland I Second Takedown Space until August 1, 2012 or the Woodland I Third Takedown  Space until August 1, 2013; and (b) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord's rules of conduct (which Landlord  agrees to furnish  to Tenant upon request).  Tenant acknowledges  that Tenant shall be responsible for obtaining  all applicable permits and inspections  relating to any such entry by Tenant."

4. Amendment of Section 3.02B.  "Operating Expenses".  Section 3.02B. of the Lease is hereby amended  to provide that, notwithstanding anything to the contrary set forth in such Section, Operating Expenses shall (i) exclude Real Estate Taxes with respect to Woodland V (as such taxes are to be paid directly  to the taxing authority by Tenant pursuant  to Section 3.03 hereof), and (ii) include Real Estate Taxes with respect to Woodland VI and Woodland I.

5. Amendment of Section 3.02C.  Tenant's Proportionate Share of Operating Expenses. Section 3.02C of the Lease is hereby deleted in its entirety and the following is substituted  in lieu thereof:

"Tenant's Proportionate Share of Operating Expenses" - shall be (a) an amount equal to the remainder of (i) the product of Tenant's Building Expense Percentage for Woodland V times the Operating Expenses for Woodland  V less (ii) Landlord's Share of Operating Expenses for Woodland  V, provided that such amount shall not be less than zero, plus (b) an amount equal to the remainder  of (i) the product of Tenant's Building Expense Percentage for Woodland VI times the Operating  Expenses for Woodland  VI less (ii) Landlord's Share of Operating Expenses for Woodland  VI, provided that such amount shall not be less than zero, plus (c) an amount equal to the remainder of (i) the product of Tenant's Building Expense Percentage for Woodland  I times the Operating Expenses for Woodland I, less (ii) Landlord's Share of Operating Expenses for Woodland  I, provided that such amount shall not be less than zero."

6. Amendment of Section 3.02.E.  "Common Areas".  Section 3.02.E. of the Lease is hereby amended  to provide that the last two sentences  of such Section shall apply only to Woodland V, except during such times, if any, that Tenant or a Permitted Transferee leases one hundred percent (100%) of Woodland  VI or Woodland I, in which event such sentences shall also apply to Woodland VI or Woodland  I during such times.

7. Amendment of Section 3.03.  "Payment of Additional Rent".   Section 3.03 of the Lease is hereby amended  to provide that, notwithstanding anything to the contrary in such Section,  Real Estate Taxes shall be (i) excluded from Additional Rent with respect to Woodland V, and (ii) included as part of Additional  Rent with respect to Woodland VI and Woodland I. Such Section is further amended  to clarify that Tenant shall only pay Real Estate Taxes directly  to the taxing authority with respect to Real Estate Taxes applicable  to Woodland V, and Real Estate Taxes applicable  to Woodland VI and

Woodland  I shall be paid to the taxing authority  by Landlord.  Any audit by Tenant under Section 3.03 may include an audit of Real Estate Taxes respecting  Woodland VI and Woodland I.

8. Amendment of Section 5.01.   Use. Section 5.01 of the Lease is hereby amended to clarify and provide that the second and third sentences thereof shall apply only to the Woodland V Land and Woodland V portion of the Leased Premises and not to the Woodland VI Land or Woodland I Land, or Woodland VI or Woodland I portion of the Leased Premises.

9. Amendment of Section 8.01.  Casualty. Section 8.01 is hereby amended by deleting the last sentence and adding the following in lieu thereof:

"Notwithstanding anything to the contrary herein, in the event that only one of the Buildings suffers a casualty which Landlord estimates will take longer than one hundred eighty (180) days to repair or rebuild (a "Major Casualty"), Tenant may only exercise the termination rights provided in this Section 8.01 with respect to the individual building (Woodland V, Woodland VI or Woodland I) which suffered the Major Casualty, and the Lease shall continue with respect to the other building."

10. Amendment of Section 9.02. Tenant's Insurance. Section 9.02 of the Lease is hereby amended as follows:

(a) Subparagraph (b) of Section 9.02 of the Lease is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

"(b) Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering Tenant's use of the Leased Premises against claims for bodily injury or death or property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $6,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies."

(b) The following is hereby incorporated as Subsection (e):

"(e)      Automobile Insurance. Comprehensive Automobile Liability Insurance insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 combined single limit, per accident."

11. Amendment of Section 16.11.   Signage.

(a) Section 16.11 of the Lease is amended by adding new Subparagraph F as follows:

"F. Woodland I Exterior Signage.  Provided that (i) Tenant complies with all zoning and other municipal and county regulations, (ii) Tenant and/or a Permitted Transferee does not reduce, sublease (except to a Permitted Transferee), or assign (except to a Permitted Transferee)  the Woodland I First Takedown Space or Woodland I Second Takedown Space or any portion thereof, and (iii) there is no uncured Default by Tenant hereunder, Tenant may, at its own cost and expense, erect one (1) sign ("Woodland I Sign") identifying its business on Woodland I. The location, style and size of the Woodland I Sign shall be consistent with Landlord's park signage guidelines (a copy of which are attached as Exhibit E to the Third Amendment) but will be on the top exterior of the fa<;;ade in a mutually agreed upon location and otherwise subject to

Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed.  Commencing August 1, 2013, subject to the above and satisfaction of the contingency set forth in Section 18 hereinafter with regard to the Woodland I Third Takedown Space, Tenant may, at its own cost and expense, erect a second sign ("Woodland I Additional Sign") on the top

exterior of the fa<;ade in a mutually agreed upon location.   Collectively, "Woodland I Sign and Woodland I Additional Sign" shall hereinafter be referred to as the "Woodland I Signs". Notwithstanding the forgoing; (a) if Tenant fails to comply with item (ii) above but Tenant or a Permitted Transferee still leases and occupies at least fifty percent (50%) of Woodland I, Tenant may maintain the Woodland I Signs that have already been attached to the Building (but may not attach any additional signs to the Building), and (b) if Tenant fails to comply with item (ii) above but Tenant or a Permitted Transferee still leases and occupies at least twenty-five percent (25%) of Woodland I, Tenant may maintain only one of the Woodland  I Signs and Tenant shall remove the Woodland  I Sign of its choice if Tenant has previously attached more than one sign to Woodland I and repair all damage caused to Woodland I thereby.  Tenant agrees to maintain such Woodland I Signs in first-class condition and in compliance  with all zoning and building codes throughout  the Lease Term.  Upon expiration or early termination  of the Lease Term with respect to the Woodland I First Takedown  Space, Woodland I Second Takedown Space and Woodland I Third Takedown Space, Tenant shall remove the Woodland  I Signs and repair all damage to Woodland I caused thereby, returning Woodland I to the condition existing prior to the installation of the Woodland I Signs.  Landlord does not warrant the continuing availability  of such Woodland I Signs to Tenant; however, Landlord agrees not to take any action which would negate Tenant's ability to maintain such signs and to provide reasonable cooperation to Tenant in connection  with any application  required by Governmental Laws.  Any language in the Lease notwithstanding, Tenant shall indemnify and hold harmless Landlord from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property connected with or arising from the Woodland I Signs or the rights granted Tenant herein.  The obligations of Tenant herein shall survive the expiration  or earlier termination of this Lease."(b)follows:

Section 16.11 of the Lease is further amended by adding new Subparagraph  Gas

"G. Woodland  I Signage (General).   Landlord, at its cost and expense, shall provide Tenant with standard signage on the main Woodland I directory and at the entrance to the Leased Premises located in Woodland I. Any changes requested  by Tenant to the initial directory or suite signage shall be made at Ten

ant's sole cost and expense and shall be subject to Landlord's approval.  Landlord may install such other signs, advertisements, notices or tenant identification information  on the Woodland I directory, tenant access doors or other areas of Woodland  I, as it shall deem necessary or proper.  Tenant shall not place any exterior signs on the portion of the Leased Premises located in Woodland  I or interior signs visible from the exterior thereof without the prior written consent of Landlord.   Notwithstanding any other provision of this Lease to the contrary, Landlord  may immediately  remove any sign(s) placed by Tenant in violation of this Section 16.11G."

12. Amendment  of Section 16.13.   Parking.  Section 16.13 of the Lease is hereby amended by adding the following  new paragraph:

"The following shall apply to parking on the Woodland I Land. Tenant shall be entitled to the non-exclusive use, at no cost to Tenant, of a pro-rata portion of the total number of parking spaces designated for Woodland I by Landlord based on Tenant's Building Expense Percentage from time to time. The parking spaces designated for Woodland I by Landlord are depicted on Third Amended Exhibit A-1, attached hereto. Landlord shall maintain a parking ratio for Woodland I of five (5) parking spaces per 1,000 rentable square feet of rentable space in Woodland I. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities.  Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and;in such event, to allocate parking spaces, provided, such allocation shall maintain the parking ratio stated herein, between Tenant and other tenants. There will be no assigned parking unless Landlord, in its sole discretion, deems such assigned parking advisable.  No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant's employees, contractors or invitees, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by the Tenant.  All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the park.  In addition, Tenant agrees that its employees will not park in the spaces designated visitor parking."

13. Amendment of Section 16.14.  Relocation and Discretionary Allowances. Section 16.14 of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

"Discretionary  Allowance.  For and in consideration  of Tenant leasing the Third Additional  Space and provided there is no uncured Default by Tenant hereunder, Landlord shall pay to Tenant a discretionary allowance in an amount equal to Eight Thousand  Nine Hundred Thirty-one  Dollars ($8,931.00) (the "Third Additional Space Discretionary Allowance") for Tenant's  use towards costs associated with Tenant's Third Additional Space in Woodland  VI, including,  but not limited to, moving costs, wiring and cabling, space planning, design, furniture, fixtures and equipment.  Landlord hereby agrees to pay the Third Additional Space Discretionary Allowance to Tenant on or before January 1, 2012.  In addition, for and in consideration  of Tenant leasing (i) the Woodland I First Takedown Space and provided there is no uncured

Default by Tenant hereunder, Landlord shall pay to Tenant a discretionary allowance  in an amount equal to Twelve Thousand Seven Hundred Dollars ($12,700.00)  (the "First Takedown Space Discretionary  Allowance") for Tenant's use towards costs associated with Tenant's Woodland  I First Takedown Space payable on or before January 1, 2012; (ii) the Woodland I Second Takedown  Space and provided there is no uncured Default by Tenant hereunder, Landlord shall pay to Tenant a discretionary  allowance in an amount equal to Sixteen Thousand Seven Hundred Fifty-five Dollars ($16,755.00) (the "Second Takedown Space Discretionary Allowance") for Tenant's use towards costs associated  with Tenant's Woodland  I Second Takedown  Space payable on or before September 1, 2012; and (iii) the Woodland  I Third Takedown  Space and provided there is no uncured Default by Tenant hereunder and subject to the satisfaction of the contingency set forth in Section 18 hereinafter, Landlord shall pay to Tenant a discretionary  allowance in an amount equal to Twenty-seven  Thousand  Four Hundred

Seven Dollars ($27,407.00)  (the "Third Takedown Space Discretionary Allowance") for Tenant's use towards costs associated with Tenant's Woodland I Third Takedown Space payable on or before September  1, 2013."

14. Amendment of Section 16.19.  Option to Extend.  Section 16.19 of the Lease is hereby amended to provide  that Landlord and Tenant hereby acknowledge  and agree that Tenant's option to extend under Section  16.19 shall pertain to all of the Leased Premises, as defined by the Lease and amended by this Amendment.   Notwithstanding  the forgoing, (i) Landlord and Tenant agree that the Rent Adjustment  with respect to Woodland V, Woodland  VI and Woodland I shall be determined independently of one another, such that the rental amount for each of such Buildings may be different, and (ii) as a condition  to exercising its option to extend under Section 16.19, Tenant shall, in addition to the requirements set forth in the first sentence of Section 16.19, have been continuously  operating (once having taken possession  of the applicable portion of the Leased Premises) in the entire Leased Premises.

15. Amendment  of Section 16.24.  Right of First Offer (Woodland Corporate  Park Building

l}. Section 16.24  of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

16. Amendment  of Section 16.25.  Right of First Offer (Woodland VI).   Section 16.25 of the

Lease is hereby deleted in its entirety and shall be of no further force or effect.

17. Amendment  of Article 16.   Miscellaneous.  Article 16 of the Lease is hereby amended by incorporating  the following additional sections:

"Section 16.17.  Right of First Refusal- Woodland I.

(a) Provided that (i) no Default has occurred which remains uncured, (ii) the creditworthiness of Tenant is then reasonably acceptable  to Landlord, and (iii) Tenant originally named herein or a Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, and subject to any rights of other tenants to the Refusal Space (as defined herein) and Landlord's right to renew or extend the lease term of any other tenant with respect to the portion of the Refusal Space now or hereafter leased by such other tenant, Tenant shall have an on-going right of first refusal ("Refusal Option") to lease additional  space in the Building commonly known as Suite 150 and Suite 225 and shown crosshatched  on the attached Exhibit G ("Refusal Space").  Prior to entering into any lease that includes all or any portion of the Refusal Space, Landlord shall notify Tenant in writing ("Landlord's  Notice") of Landlord's receipt of an arms-length  offer to lease such space that Landlord is willing to accept from a bona fide third party offeror ("Bona Fide Offer") and setting forth the material terms of the Bona Fide Offer and such other terms as are herein provided.  If the Bona Fide Offer includes space in the Building in addition to the Refusal Space, then the Refusal Space shall be deemed to include, and this Refusal Option shall be deemed to apply to, all of the space included in the Bona Fide Offer.  Tenant shall have ten (10) business days after Tenant receives Landlord's Notice in which to notify Landlord in writing of its election to lease the Refusal Space upon the terms set forth in Landlord's  Notice.  If Tenant declines to exercise this Refusal Option or fails to give such written notice within the time period required, Tenant shall be deemed to have waived this Refusal Option; however, if Landlord does not complete a lease within  three (3) months of the notice date, then Landlord is obligated to provide Tenant with notice as outlined above.  Notwithstanding anything contained herein to the contrary, in the event Tenant leases the Refusal Space on or before November 30, 2012, Landlord hereby agrees that the Refusal Space shall be on the same terms and conditions  as the Woodland  I First Takedown  Space.

(b) The term for the Refusal Space shall be the greater of (i) the term set forth in the Bona Fide Offer or (ii) the then remaining period of the Lease Term; provided, however, that if the term set forth in the Bona Fide Offer is greater than the then remaining period of the Lease Term, the Lease Term for the then existing Leased Premises ("Existing  Premises") shall be extended to be coterminous with the term for the Refusal Space.  The Refusal Space shall be offered to Tenant at the rental rate and upon such other terms and conditions as are set forth in the Bona Fide Offer and herein, but in no event shall such rental rate be less than the then current rental rate under this Lease.  If the Lease Term for the Existing Premises is extended as provided above, the Minimum Annual Rent for such extension term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective  renewal tenants of the

Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the Park; provided,

however, that in no event shall the Minimum Annual Rent during such extension  term be less than the highest Minimum Annual Rent payable during the immediately  preceding term.

(c) If Tenant shall exercise the Refusal Option, the parties shall enter into an amendment to this Lease adding the Refusal Space to the Leased Premises upon the terms and conditions set forth herein and making such other modifications to this Lease as are appropriate under the circumstances.   If Tenant shall fail to enter into such amendment within ten (10) days following Tenant's exercise of the Refusal Option, then Landlord may terminate this Refusal Option, by notifying Tenant in writing, in which event this Refusal Option shall become void and of no further force or effect, and Landlord shall thereafter be free to lease the Refusal Space to the bona fide offeror or any other third party.

Section 16.19.  Construction of New Building.   Provided that (i) no Default has occurred which remains uncured, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord, (iii) Tenant originally named herein or its Permitted Transferee  remains in possession of the entire Leased Premises, (iv) Tenant requires additional space beyond the square footage of the Woodland I Second Takedown Space and Woodland I Third Takedown Space, and (v) subject to Landlord  and Tenant reaching mutually acceptable terms for space in excess of the combined square footage of the Woodland I Second Takedown Space and Woodland I Third

Takedown Space, upon Tenant providing Landlord with written notice on or before July 31, 2012 ("Tenant's  Notice"), Landlord shall construct a new building whereby Tenant shall lease a minimum of seventy percent (70%) of the new building.  In the event Landlord and Tenant reach an agreement as provided above, Tenant hereby agrees to pay to Landlord,  along with Tenant's Notice, the unamortized  costs, amortized at ten percent (10%) per annum of the transaction costs with respect to the Woodland I Second Takedown Space, along with a fee equal to Two Hundred Eighteen Thousand  Dollars ($218,000.00). The term for the space in the new building shall be for a minimum of ten (10) years and the term for the existing Leased Premises shall be extended to be coterminous. Tenant shall surrender possession of the Woodland  I Second Takedown Space upon the commencement  date of the space in the new building in accordance with Section

2.04 of the Lease and shall waive its rights to the Woodland I Third Takedown  Space, the Third Takedown Space Allowance, the Third Takedown Space Discretionary  Allowance,  and any other Landlord obligation  related thereto.  Landlord and Tenant hereby agree to enter into an amendment to this Lease reflecting the agreed upon terms for the space leased in the new building."

18. Contingency.   Tenant hereby acknowledges  that the Woodland I Third Takedown Space is contingent  upon the existing  tenant who currently occupies the space exercising  its option to extend its lease term on or before August 31, 2011.  In the event said tenant exercises this right, Tenant's right to the Woodland I Third Takedown Space shall be null and void and of no further force or effect.

19. Broker.   Tenant represents and warrants that, except for Meridian Real Estate LLC representing Tenant, no other real estate broker or brokers were involved in the negotiation  and execution of this Amendment on behalf of Tenant and that Landlord is responsible for paying such broker.

Landlord represents and warrants that, except for Duke Realty Services, LLC representing Landlord, no other real estate broker or brokers were involved in the negotiation and execution of this Amendment on behalf of Landlord and that Landlord is responsible for paying such broker.  Each party shall indemnify the other and hold it harmless from any and all liability for the breach of any such representations and warrants on its part and shall pay any compensation  to any other broker or person who may be deemed or held to be entitled thereto as a result of such indemnifying party's action.

20. Representations.

(a) Tenant hereby represents that (i) Tenant is duly organized, validly existing and in good standing (if applicable)  in accordance  with the laws of the State under which it was organized; (ii) Tenant

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is authorized  to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Tenant has been properly authorized  to do so, and such execution  and delivery shall bind Tenant to its terms.

(b) Landlord hereby represents that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii)  Landlord is authorized  to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering  this Amendment on behalf of Landlord has been properly authorized to do so, and such execution  and delivery shall bind Landlord to its terms.  Landlord represents that Woodland VI is properly zoned for the Permitted Use.

21. Examination of Amendment.  Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

22. Definitions.   Except as otherwise provided herein, the capitalized  terms used in this

Amendment shall have the definitions set forth in the Lease.

23. Incorporation.   This Amendment shall be incorporated into and made a part of the Lease, and all provisions  of the Lease not expressly modified or amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment  to be executed on the day and year first written above.

LANDLORD

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

By: Duke Realty Corporation, its general partner

Dated: ___8.9.11	By: __/s/ Charles E. Podell
Charles E. Podell
Senior Vice President, Indiana

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

TENANT:
INTERACTIVE INTELLIGENCE, INC., an Indiana corporation
Dated: ___7.29.11
By: /s/ Stephen R. Head
Printed: Stephen R. Head
Title: CFO

State of Indiana )
)SS:
County of Marion)

Before me, a Notary Public in and for said County and State, personally appeared Stephen R. Head, by me known and by me known to be the Chief Financial Officer of Interactive Intelligence,  Inc., an Indiana  corporation, who acknowledged  the execution of the foregoing "Sixth Lease Amendment"  on behalf of said  corporation.

WITNESS my hand and Notarial Seal this 29th of July, 2011.

/s/ Kimberly A. Hays
Notary Public

Kimberly A. Hays
Printed Signature

My Commission Expiries: February 14, 2019
My County of Residence: Hamilton County

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